EXHIBIT 99.1

Contact:	Scott J. Bowman
Senior Vice President &
Chief Financial Officer
(205) 942-4292

HIBBETT SPORTS REPORTS FIRST QUARTER FISCAL 2015 RESULTS
•	Comparable Store Sales Increase 4.1%
•	EPS Increase 9.0%
•	Record 16 New Store Openings in the First Quarter
•	New Wholesale and Logistics Facility Fully Operational

BIRMINGHAM, Ala. (May 23, 2014) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), a sporting goods retailer, today announced results for the first quarter ended May 3, 2014.

First Quarter Results
Net sales increased 9.1% to $261.9 million for the 13-week period ended May 3, 2014, compared with $240.0 million for the 13-week period ended May 4, 2013.  Comparable store sales increased 4.1%.

Gross profit was 37.5% of net sales for the 13-week period ended May 3, 2014, compared with 37.9% for the 13-week period ended May 4, 2013.

Store operating, selling and administrative expenses were 18.7% of net sales for the 13-week period ended May 3, 2014, compared with 18.8% of net sales for the 13-week period ended May 4, 2013.

Net income was $28.4 million for the 13-week period ended May 3, 2014, compared with $26.2 million for the 13-week period ended May 4, 2013.  Earnings per diluted share were $1.09 for the 13-week period ended May 3, 2014, compared with $1.00 for the 13-week period ended May 4, 2013.

Jeff Rosenthal, President and Chief Executive Officer, stated, "We were pleased with sales during the first quarter, which were driven by strong demand in our core footwear and brand focused apparel businesses.  In addition, we opened a record number of new stores and fully converted operations to our new wholesale and logistics facility.  Looking forward, the continued success of new stores and the efficiencies of our new wholesale and logistics facility will be a catalyst for sustained, profitable growth for the company.  Our team is focused on the execution of our strategic priorities and delivering sound results for our shareholders.  We are confident that we can achieve the financial and operational goals for Fiscal 2015 and beyond."

For the quarter, we opened 16 new stores, expanded 4 high performing stores and closed 4 underperforming stores, bringing the store base to 939 in 31 states as of May 3, 2014.

Liquidity and Stock Repurchases
We ended the first quarter of Fiscal 2015 with $110.3 million of available cash and cash equivalents on the consolidated balance sheet, no bank debt outstanding and full availability under our $80.0 million unsecured credit facilities.

During the first quarter, we repurchased 198,000 shares of common stock for a total expenditure of $10.8 million.  Approximately $218.8 million of the Board repurchase authorization remained for future stock repurchases as of May 3, 2014.

Fiscal 2015 Outlook
Our guidance for Fiscal 2015 includes:
•	Earnings per diluted share in the range of $2.78 to $2.98;
•	Increase in comparable store sales in the low-to-mid single digit range;
•	Approximately 75 to 80 new stores, 10 to 15 expansions and 15 to 20 closures;
•	Flat to slightly positive product gross margin rate compared to Fiscal 2014;
•
An estimated $0.11 per diluted share impact from additional costs related to the transition to the new wholesale and logistics facility, ongoing operational costs after opening, and increased depreciation; and

•	Increase in SG&A expense as a percent of sales due to increased health care costs (estimated $0.02 per diluted share), as well as increases in marketing and IT costs.

Investor Conference Call and Simulcast
Hibbett Sports will conduct a conference call at 10:00 a.m. ET on Friday, May 23, 2014, to discuss first quarter results.  The number to call for the live interactive teleconference is (212) 231-2921.  A replay of the conference call will be available until May 30, 2014, by dialing (402) 977-9140 and entering the passcode, 21646090.

Hibbett Sports will also provide an online Web simulcast and rebroadcast of its first quarter conference call.  The live broadcast of our quarterly conference call will be available online at www.hibbett.com under Investor Relations, or www.streetevents.com, on May 23, 2014, beginning at 10:00 a.m. ET.  The online replay will follow shortly after the call and be available for replay for one year.

Hibbett Sports, Inc. operates sporting goods stores in small to mid-sized markets, predominately in the South, Southwest, Mid-Atlantic and Midwest regions of the United States.  The company's primary store format is Hibbett Sports, a 5,000-square-foot store located in strip centers and enclosed malls.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate.  For example, our forward looking statements include statements regarding store opening, expansion and closing plans, liquidity, sales trends, margin trends, the effects of the transition to the new wholesale and logistics facility, impact of healthcare costs, earnings per diluted share, comparable store sales, and our growth, execution and productivity expectations.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on March 31, 2014. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Net sales	$261,909	$239,993
Cost of goods sold, including wholesale, logistics and store occupancy costs	163,713	149,116
Gross profit	98,196	90,877
Store operating, selling and administrative expenses	48,952	45,113
Depreciation and amortization	3,580	3,325
Operating income	45,664	42,439
Interest expense, net	73	45
Income before provision for income taxes	45,591	42,394
Provision for income taxes	17,203	16,180
Net income	$28,388	$26,214

Net income per common share:
Basic earnings per share	$1.10	$1.01
Diluted earnings per share	$1.09	$1.00

Weighted average shares outstanding:
Basic	25,846	25,906
Diluted	26,131	26,328

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	May 3, 2014	February 1, 2014
Assets
Cash and cash equivalents	$110,275	$66,227
Inventories, net	206,338	226,545
Other current assets	22,969	30,877
Total current assets	339,582	323,649
Property and equipment, net	91,316	86,014
Other assets	6,195	6,682
Total assets	$437,093	$416,345

Liabilities and Stockholders' Investment
Accounts payable	$68,970	$74,532
Short-term capital leases	391	322
Accrued expenses	23,852	16,560
Total current liabilities	93,213	91,414
Non-current liabilities	21,455	20,908
Stockholders' investment	322,425	304,023
Total liabilities and stockholders' investment	$437,093	$416,345

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Supplemental Information
(Unaudited)

	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Sales Information
Net sales increase	9.1%	3.0%
Comparable store sales increase	4.1%	0.8%

Store Count Information
Beginning of period	927	873
New stores opened	16	9
Stores closed	(4)	(3)
End of period	939	879

Stores expanded	4	5
Estimated square footage at end of period (in thousands)	5,408	5,054

Balance Sheet Information
Average inventory per store	$219,742	$233,782

Share Repurchase Activity
Shares	277,443	99,430
Cost (in thousands)	$15,317	$5,440

END OF EXHIBIT 99.1